UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 16, 2017, an annual meeting of the shareholders of Simpson Manufacturing Co, Inc. (the “Company”) was held at the Company’s home office located at 5956 W. Las Positas Blvd., Pleasanton, California 94588 (the “Annual Meeting”), for the shareholders to vote on the following proposals:

Proposal 1:	To elect three directors, each to hold office until the 2018 annual meeting or until his or her successor has been duly elected and qualified.

Proposal 2:	To approve the Company’s amended Executive Officer Cash Profit Sharing Plan.

Proposal 3:	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Proposal 4:	To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

Proposal 5:	To approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

The foregoing proposals were the only proposals to be acted upon at the Annual Meeting. For information regarding such proposals, see the Company’s definitive proxy statement filed with the U.S. Securities Exchange Commission by the Company on April 11, 2017, with respect to the Annual Meeting.

At the close of business on March 24, 2017, the record date for the Annual Meeting, there were 47,654,309 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting (“Common Stock”). As the holders of 45,727,325 shares of Common Stock, having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at any meeting of the Company’s shareholders, were represented in person or by proxy at the Annual Meeting, a quorum was present.

Each of the foregoing proposals was adopted and approved by the shareholders at the Annual Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each of Proposals 1-4 presented at the Annual Meeting, including a separate tabulation with respect to each director nominee for office, and the number of votes cast for each of 1 year, 2 years, and 3 years, as well as the number of abstentions and broker non-votes, with respect to Proposal 5, are set forth below:

 Proposal 1: Election of Directors.

				Broker	Term
	For	Against	Abstain	Non-Votes	Expires*
Karen Colonias	40,211,256	2,383,558	8,476	5,051,019	2018
Celeste Volz Ford	40,200,815	2,377,913	24,562	5,051,019	2018
Michael A. Bless	42,140,298	454,120	8,872	5,051,019	2018
______________
* The term expires on the date of the Company's 2018 annual meeting of shareholders.

Following the Annual Meeting, Thomas J Fitzmyers retired from the Company’s Board of Directors (the “Board”) at the end of his current term. Pursuant to the Company’s Certificate of Incorporation, the terms of the Company’s continuing directors Jennifer A. Chatman and Robin G. MacGillivray will expire at the Company’s 2018 annual meeting of the shareholders or until their successors have been duly elected and qualified, and the terms of the Company’s continuing directors Peter N. Louras, Jr., James S. Andrasick and Gary M. Cusumano will expire at the Company’s 2019 annual meeting of the shareholders or until their successors have been duly elected and qualified.

Proposal 2: Approval of the Company’s amended Executive Officer Cash Profit Sharing Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,961,519	620,650	21,121	5,051,019

Proposal 3: Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2017.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,714,088	12,220	1,017	—

Proposal 4: Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,725,124	1,859,667	18,499	5,051,019

Proposal 5: Approval, on an advisory, non-binding basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	ABSTAIN	BROKER NON-VOTES
36,287,397	8,897	6,287,688	19,308	5,051,019

The Company will include a shareholder vote on the compensation of its named executive officers in its proxy materials and hold such a vote every year until the occurrence of the next vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers pursuant to section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1(a)(2)).

Item 8.01 Other Events

At its meeting held May 16, 2017, the Board made changes to the composition of its Audit Committee and Acquisition and Strategy Committee. After making these changes, the composition of each of the committees of the Board is as follows:

Compensation and Leadership Development Committee
Jennifer A. Chatman, Chair
Celeste Volz Ford
Peter N. Louras, Jr.
Gary M. Cusumano

Audit Committee
James S. Andrasick, Chair
Jennifer A. Chatman
Peter N. Louras, Jr.
Robin G. MacGillivray
Michael A. Bless

Governance and Nominating Committee
Robin G. MacGillivray, Chair
James S. Andrasick
Gary M. Cusumano

Acquisition and Strategy Committee
Gary M. Cusumano, Chair
James S. Andrasick
Karen Colonias
Celeste Volz Ford
Peter N. Louras, Jr.
Michael A. Bless

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: May 17, 2017	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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